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                                                                   EXHIBIT 23(J)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of Shawmut National Corporation pertaining to the merger with People's Bancorp of Worcester, Inc. of our report dated January 27, 1994 on our audit of the consolidated financial statements of Gateway Financial Corporation as of and for the year ended December 31, 1993 which report is included in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994. We also consent to the reference to our Firm under the caption "Experts".

/s/ COOPERS & LYBRAND

COOPERS & LYBRAND

Hartford, Connecticut
March 28, 1994